UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2006

Tapestry Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24320	84-1187753
(State of incorporation)	(Commission File Number)	IRS Employer Identification No.)

4840 Pearl East Circle, Suite 300W

Boulder, Colorado 80301

(Address of principal executive offices and zip code)

(303) 516-8500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On February 2, 2006, Tapestry Pharmaceuticals, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Special Situations Cayman Fund, L.P., Special Situations Fund III, L.P. (“SSF”), Special Situations Fund III QP, L.P., Special Situations Life Sciences Fund, L.P., Special Situations Private Equity Fund, L.P., Tang Capital Partners, LP, Baker Biotech Fund II (Z), L.P., Baker Biotech Fund III, L.P., Baker Biotech Fund III (Z), L.P., Baker Bros. Investments II, L.P., 14159, L.P., Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P., BVF Investments, L.L.C., Investment 10, L.L.C., Fort Mason Master, L.P., Fort Mason Partners, L.P., Capital Ventures International, Merlin BioMed Long Term Appreciation, LP, Merlin BioMed Offshore Master Fund, Versant Capital Management LLC, Xmark JV Investment Partners, LLC, Xmark Opportunity Fund, L.P., Xmark Opportunity Fund, Ltd. and the other parties signatory thereto (collectively, the “Purchasers”) that provides for the sale of common stock and warrants to purchase common stock to the Purchasers for gross proceeds to the Company of $25.5 million.  Pursuant to the terms of the Purchase Agreement, the Company will issue to the Purchasers, subject to the approval of the Company’s stockholders, (i) an aggregate of 12,750,000 shares of the Company’s common stock at a purchase price per share equal to $2.00 (after giving effect to the Reverse Split (as defined below)), and (ii) warrants to purchase an aggregate of 12,750,000 shares of the Company’s common stock (subject to adjustment in accordance with the terms thereof) at an exercise price of $2.40 per share (subject to certain anti-dilution protections set forth therein) (the “Warrants”).  The issuance of the shares of the Company’s common stock and the Warrants and the other actions contemplated by the Purchase Agreement are collectively referred to herein as the “Transaction.”

The Transaction is expected to close (the “Closing”) in April 2006 and is subject to stockholder approval, the consummation of the Reverse Split and other customary closing conditions.  The Purchase Agreement provides that, following the Closing, the Company will have an eleven-member board of directors, which may include two members designated by SSF.  SSF would have the right to designate two members for election to the Company’s board of directors, so long as SSF and/or one or more of its affiliates continues to beneficially own at least 25% of the number of shares of common stock and shares of common stock underlying the Warrants acquired by it under the Purchase Agreement.  Upon such designation, the Company would be obligated to use its commercially reasonable efforts to cause the designated directors to be elected to the Company’s board of directors.

Pursuant to the Purchase Agreement, the Company will be required to use the net proceeds from the Transaction solely to fund the development of the Company’s TPI 287 compound in accordance with a budget for calendar years 2006 and 2007 to be adopted by the board of directors of the Company prior to the Closing.  Any amendment or variance with respect to such aspect of the budget will require the prior written approval of a majority of the independent members of the board of directors.

Pursuant to the Purchase Agreement, from and after the Closing, each Purchaser that owns at least 50% of the shares of common stock acquired by it under the Purchase Agreement would have preemptive subscription rights in respect of any future issuance by the Company of its equity securities, subject to certain exceptions.  If the Company decided to issue any equity securities not subject to such exceptions, then it would be required to provide notice to such Purchasers and offer to sell a pro rata amount of such securities to such Purchasers, on the same terms it proposes to sell such securities to other parties, based on each Purchaser’s pro rata ownership of the Company’s outstanding common stock acquired under the Purchase Agreement or upon exercise of the Warrant held by such Purchaser.

The Company has agreed to issue to the Purchasers within three business days following the execution of the Purchase Agreement, for no additional consideration, warrants to purchase an aggregate of 522,815 shares of Common Stock (subject to adjustment as set forth therein) (the “Alternative Warrants”).  The Alternative Warrants become exercisable only if one of the events specified in the following clauses (i) through (iv) (each a “Trigger Event”) occurs: (i) the stockholders of the Company fail to approve the Transaction, (ii) the Company terminates its obligations to effect the Closing pursuant to the terms of the Purchase Agreemnt and the Company has received an alternative investment proposal prior to such time which has not been withdrawn, (iii) the Company enters into an agreement governing the consummation of an alternative investment with any person other than the Purchasers prior to the termination of the Purchase Agreement in accordance with the terms of the Purchase Agreement or (iv) the stockholders’ meeting shall not have occurred prior to May 2, 2006 and the Company shall have breached its obligations under the Purchase Agreement with respect thereto.  In the event that a Trigger Event has not occurred prior to or in connection with the termination of the Purchase Agreement (in whole or with respect to any particular Purchaser) or the Closing shall occur, then all outstanding Alternative Warrants held by all Purchasers or, in the case of a termination with respect a particular Purchaser, that Purchaser, shall terminate and be of no further force and effect.  The Alternative Warrants in the aggregate will represent the right to acquire shares of common stock representing 15 percent of the Company’s issued and outstanding shares of common stock determined as of February 2, 2006.  The Alternative Warrants will be immediately exercisable following the occurrence of a Trigger Event, have a per share exercise price equal to $0.01 (subject to adjustment as set forth in such warrants) and will remain exercisable for five years following the Closing.

The Warrants to be issued at the Closing will be immediately exercisable when issued, will have an exercise price per share of $2.40 and will remain exercisable for five years following the Closing.  One-half of such Warrants will be exercisable on a cashless basis.  The Company has agreed to enter into a Registration Rights Agreement with the Purchasers at Closing, pursuant to which the Company would be required to file with the Securities and Exchange Commission a registration statement for the resale of the shares of common stock and the shares of common stock underlying the Warrants within thirty days following the closing.  The Company also has agreed to enter into a substantially similar registration rights agreement with the Purchasers at the time of the issuance of the Alternative Warrants requiring the Company to file a registration statement for the resale of the shares of common stock issuable upon exercise of the Alternative Warrants.

The shares issued pursuant to the Purchase Agreement, the Alternative Warrants, the Warrants and any shares of common stock issued pursuant to the Alternative Warrants or the Warrants, as the case may be, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”).  The securities will be issued to accredited investors in reliance upon exemptions from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.  Therefore, the securities may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws.

In order to induce the Purchasers to enter into the Purchase Agreement, certain officers and directors of the Company have entered into a Lock-Up Agreement (the “Lock-Up Agreement”) pursuant to which they have agreed, among other things, to refrain from engaging in trading activity in the Company’s common stock until the earliest to occur of (i) the first date following termination of the Purchase Agreement, (ii) 90 days after the effective date of a registration statement filed in accordance with the Registration Rights Agreement or (iii) with respect to any such officer or director, the first date following termination of such individual’s employment by or directorship with the Company that is six months following the last opposite-way transaction that occurred prior to such termination of employment or directorship.

The foregoing is a summary of the terms of the Transaction and is qualified in its entirety by reference to the Purchase Agreement, the form of Registration Rights Agreement, the form of Warrant and Alternative Warrant and the Lock-Up Agreement.  The Purchase Agreement has been included to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about the Company.  The Purchase Agreement contains representations and warranties that the parties to the Purchase Agreement made to and solely for the benefit of each other.  The assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Purchase Agreement.  Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Purchase Agreement and are modified in important part by the underlying disclosure schedules.  Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.  The Purchase Agreement, the form of Registration Rights Agreement, the form of Warrant and Alternative Warrant and the Lock-Up Agreement are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively.  The press release announcing the Transaction is attached hereto as Exhibit 99.1.  Exhibits 10.1, 10.2, 10.3, 10.4 and 99.1 are incorporated herein by reference.

The Company intends to hold a special meeting of stockholders in order to approve the Transaction and certain related matters.  Stockholder approval of the Transaction is necessary to consummate the Transaction.  The Company intends to mail a definitive proxy statement and proxy card to all stockholders of record as of the record date (to be determined) along with detailed voting instructions.

Each of this Current Report on Form 8-K and the press release filed as an exhibit hereto contains forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on assumptions that the Company, as of the date of this Current Report, believes to be reasonable and appropriate.  The Company cautions, however, that actual facts and conditions may exist in the future that could vary materially from the assumed facts and conditions upon which such forward-looking statements are based.  These facts and conditions include, but are not limited to, that the Transaction will not close on the anticipated closing date, or will not close at all, if the stockholders do not approve the Transaction or if the Company fails to satisfy any other closing condition.  The Company does not undertake any obligation to update forward-looking statements.

Item 3.02 Unregistered Sales of Equity Securities.

The information required by this Item 3.02 is set forth in Item 1.01, which is incorporated herein by reference.

In connection with the Transaction, the Company entered into a Finder’s Fee Agreement under which it will, upon the Closing, pay to a placement agent cash compensation of 2.75% of the gross amount financed and issue to the placement agent a warrant to acquire 100,000 shares of the Company’s common stock on substantially similar terms as the Warrants.  In addition, under a letter agreement with a financial and strategic advisor it engaged in October 2005, the Company paid the advisor an advisory fee of $400,000 in addition to monthly retainer payments and, upon the Closing, will issue a warrant to such advisor to acquire 50,000 shares of the Company’s common stock on substantially similar terms as the Warrants.  The Company has agreed to include these warrants in any registration statement filed by the Company on behalf of the Purchasers.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 3, 2006, the Company filed an amendment to its Restated Certificate of Incorporation effecting a one for ten reverse stock split of all issued and outstanding shares of the Company’s common stock (the “Reverse Split”), which will become effective as of 5:01 p.m. Eastern Time on February 3, 2006 (the “Effective Time”).  At the Company’s Annual Meeting of Stockholders held in June 2005, the Company’s stockholders approved an amendment to the Company’s Restated Certificate of Incorporation to effect a reverse stock split in the range of one for five to one for forty shares (including every whole number in between five and forty).

On January 26, 2006, the Board fixed the ratio of the Reverse Split at ten and authorized the Company to file an amendment to the Company’s Restated Certificate of Incorporation to effect the Reverse Split.  A copy of the Certificate of Amendment to the Company’s Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

The Company’s common stock will begin trading on the Nasdaq Capital Market on a reverse split basis as of the opening of trading on February 6, 2006.  For a period of 20 trading days, shares of the Company’s common stock will trade under the ticker symbol “TPPHD.”  After 20 trading days, trading will resume under the ticker “TPPH.”  The Reverse Split will reduce, as of the Effective Time, the Company’s total number of outstanding shares of common stock from approximately 34,857,500 shares to approximately 3,485,750 shares, subject to adjustment for fractional shares.  The Reverse Split will not change the number of authorized shares of the Company’s common stock.

Fractional Shares will not be issued as a result of the Reverse Split, and cash will be paid in lieu of fractional shares.  The Company has instructed its transfer agent, American Stock Transfer and Trust Company, to act as exchange agent for the purpose of implementing the exchange of stock certificates in connection with the Reverse Split and to deliver to stockholders cash in lieu of fractional shares as a result of the Reverse Split.

The shares of common stock to be issued as a result of the Reverse Split will possess a new CUSIP number.  A copy of the form of the new specimen common stock certificate is attached hereto as Exhibit 4.1.

Item 9.01 Financial Statements and Exhibits.

(c)                                  Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
3.1	Second Amended and Restated Certificate of Incorporation of Tapestry Pharmaceuticals, Inc., as amended February 3, 2006.

4.1	Specimen Common Stock Certificate.

10.1

Purchase Agreement, dated as of February 2, 2006, by and among Tapestry Pharmaceuticals, Inc., Special Situations Cayman Fund, L.P., Special Situations Fund III, L.P., Special Situations Fund III QP, L.P., Special Situations Life Sciences Fund, L.P., Special Situations Private Equity Fund, L.P., Tang Capital Partners, LP, Baker Biotech Fund II (Z), L.P., Baker Biotech Fund III, L.P., Baker Biotech Fund III (Z), L.P., Baker Bros. Investments II, L.P., 14159, L.P., Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P., BVF Investments, L.L.C., Investment 10, L.L.C., Fort Mason Master, L.P., Fort Mason Partners, L.P., Capital Ventures International, Merlin BioMed Long Term Appreciation, LP, Merlin BioMed Offshore Master Fund, Versant Capital Management LLC, Xmark JV Investment Partners, LLC, Xmark Opportunity Fund, L.P., Xmark Opportunity Fund, Ltd. and the other parties signatory thereto.

10.2	Form of Registration Rights Agreement to be entered into by and among Tapestry Pharmaceuticals, Inc. and the Purchasers.

10.3	Form of Warrant and Alternative Warrant.

10.4	Lock-Up Agreement by and among Tapestry Pharmaceuticals, Inc. and certain officers and directors thereof.

99.1	Press Release, dated February 2, 2006.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 3, 2006	TAPESTRY PHARMACEUTICALS, INC.

	By:	/s/ Gordon Link

	Name:	Gordon Link
	Title:	Senior Vice President, Chief Financial
Officer

INDEX TO EXHIBITS

Exhibit No.	Description
3.1	Second Amended and Restated Certificate of Incorporation of Tapestry Pharmaceuticals, Inc., as amended February 3, 2006.

4.1	Specimen Common Stock Certificate.

10.1

Purchase Agreement, dated as of February 2, 2006, by and among Tapestry Pharmaceuticals, Inc., Special Situations Cayman Fund, L.P., Special Situations Fund III, L.P., Special Situations Fund III QP, L.P., Special Situations Life Sciences Fund, L.P., Special Situations Private Equity Fund, L.P., Tang Capital Partners, LP, Baker Biotech Fund II (Z), L.P., Baker Biotech Fund III, L.P., Baker Biotech Fund III (Z), L.P., Baker Bros. Investments II, L.P., 14159, L.P., Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P., BVF Investments, L.L.C., Investment 10, L.L.C., Fort Mason Master, L.P., Fort Mason Partners, L.P., Capital Ventures International, Merlin BioMed Long Term Appreciation, LP, Merlin BioMed Offshore Master Fund, Versant Capital Management LLC, Xmark JV Investment Partners, LLC, Xmark Opportunity Fund, L.P., Xmark Opportunity Fund, Ltd. and the other parties signatory thereto.

10.2	Form of Registration Rights Agreement to be entered into by and among Tapestry Pharmaceuticals, Inc. and the Purchasers.

10.3	Form of Warrant and Alternative Warrant.

10.4	Lock-Up Agreement by and among Tapestry Pharmaceuticals, Inc. and certain officers and directors thereof.

99.1	Press Release, dated February 2, 2006.